Exhibit 99

News Release

SLB to Acquire Kelvion, Expanding its Role Across Data Center Infrastructure

Scalable, energy-efficient and reliable thermal management technologies will optimize operating performance in increasingly complex data centers and industrial systems

HOUSTON, August 31, 2026 — SLB (NYSE: SLB) today announced it has signed an agreement to acquire Kelvion, a global provider of thermal management and heat exchange technologies. The acquisition strengthens SLB’s Data Center Solutions business with critical thermal management technologies and expands the company’s role in data center infrastructure, which is one of the world’s fastest-growing industrial and technology markets.

“AI is driving the most significant infrastructure investment cycle in our lifetime,” said Olivier Le Peuch, chief executive officer of SLB. “This transaction accelerates our ambition to become an industrial technology partner to the data center industry and help customers address the growing infrastructure complexity required to scale AI. Kelvion advances our path toward more integrated data center infrastructure solutions, expands our addressable market — more than doubling our revenue opportunity per gigawatt of delivered capacity — and allows us to scale both our offerings and the global reach of the business.”

Founded more than 100 years ago, Kelvion provides thermal management and heat exchange technologies serving data center, energy and industrial markets. Its portfolio spans a broad range of cooling and heat-transfer applications, positioning the company at the intersection of two powerful long-term growth trends: AI infrastructure and energy system transformation. In 2026, Kelvion is expected to generate revenue of approximately $2.3 billion to $2.4 billion and adjusted EBITDA of approximately $350 million to $400 million. Data centers represent Kelvion’s largest and fastest-growing end market, with revenue expected to reach between $1.2 billion and $1.3 billion in 2026. Beyond data centers, Kelvion has established positions in key energy and industrial markets, including heat pumps, renewables, carbon capture and processing solutions where thermal management plays an increasingly important role in efficiency, reliability and performance.

SLB’s Data Center Solutions business has grown rapidly over the past few years, with revenue expected to increase at a compound annual growth rate (CAGR) exceeding 90 percent between 2024 and 2026 and delivered capacity expected to surpass 2 gigawatts cumulatively by the end of the year. SLB combines modular manufacturing, offsite construction, engineering, and digital capabilities to deliver data center infrastructure solutions from design to system integration. This modular approach can reduce onsite construction complexity and accelerate time to operation by up to 40%.

“Data centers are becoming more sophisticated and energy-intensive, and customers are increasingly looking for partners that can optimize how critical systems work together across the facility and help bring new capacity online faster,” said Gavin Rennick, president of SLB’s New Energy and Industrial business. “Thermal management is central to that challenge, and this acquisition allows us to address it directly by delivering more integrated cooling solutions, accelerating innovation, optimizing thermal efficiency, and more directly embedding thermal management into our modular infrastructure offering.”

Under the terms of the agreement, SLB will acquire Kelvion from Apollo-managed funds – the majority owner – and funds advised by Triton, which holds a minority interest, for approximately $3.4 billion in cash and will assume approximately $0.7 billion of debt, representing a total transaction value of approximately 11 times estimated 2026 EBITDA before synergies, or approximately 8.5 times EBITDA including expected annual run-rate synergies.

SLB expects the transaction to be accretive to both earnings per share and free cash flow per share in the first 12 months following closing. The company also expects to generate approximately $120 million in annual EBITDA synergies within three years from cost efficiencies and incremental revenue opportunities. The transaction is subject to customary closing conditions and regulatory approvals and is expected to close in the first half of 2027.

Together, SLB and Kelvion are expected to generate more than $2 billion in data center revenue and approximately $300 million in adjusted EBITDA on a pro-forma basis in 2026. Building on that foundation, SLB is targeting revenue of $4.5 billion to $5 billion and adjusted EBITDA of $700 million to $800 million for its combined data center solutions business in 2028.

Following the transaction, SLB will retain a strong investment-grade balance sheet with net debt-to-EBITDA ratio remaining within its previously stated through-cycle target of up to 1.5 times. The company also reaffirms its commitment to return more than $4 billion to shareholders in 2026 through dividends and share repurchases. While formal 2027 targets will be finalized as part of the annual planning process, SLB expects total returns to shareholders to be at least in line with 2026 levels.

Key Points:

•

SLB has agreed to acquire Kelvion, a global provider of thermal management and heat exchange technologies, expanding its role across data center infrastructure and strengthening its position in the rapidly growing AI infrastructure market.

•	The acquisition adds critical thermal management capabilities that will help customers improve efficiency, reliability and performance in increasingly complex and energy-intensive data centers.

•

Kelvion advances SLB’s strategy to provide more integrated data center infrastructure solutions by combining cooling technologies with its existing engineering, modular manufacturing, offsite construction and digital capabilities.

•

Beyond data centers, Kelvion has established positions in key energy and industrial markets, including heat pumps, renewables, carbon capture and processing solutions where thermal management plays an increasingly important role in efficiency, reliability and performance.

•

For 2026, SLB’s and Kelvion’s data center businesses are expected to generate more than $2 billion in combined revenue on a pro forma basis, creating a leading platform for long-term growth in AI infrastructure.

•	SLB is targeting revenue of $4.5 billion to $5 billion and adjusted EBITDA of $700 million to $800 million for its combined data center solutions business in 2028.

Conference Call Information

SLB will hold a conference call to discuss the announcement on Monday, August 31, 2026. The call is scheduled to begin at 10:00 a.m. U.S. Eastern time. To access the call, which is open to the public, please contact the conference call operator at +1 (800) 715-9871 within North America, or +1 (646) 307-1963 outside of North America, approximately 10 minutes prior to the call’s scheduled start time, and provide the access code 5637977. The conference call will be webcast simultaneously at https://events.q4inc.com/attendee/772697241 on a listen-only basis. A replay of the webcast will also be available on the SLB website.

About SLB

SLB (NYSE: SLB) is a global technology company that has driven energy innovation for 100 years. With a global footprint in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition. Find out more at slb.com.

About Kelvion

Kelvion is a leading global developer and manufacturer of thermal solutions. Renowned for its commitment to innovation and sustainability, the company delivers cutting-edge thermal management solutions that empower customers to ensure reliable and efficient operations. Kelvion’s extensive portfolio serves a wide range of applications, including data centers and diversified industrials. The company’s global sales, service and production network ensures that Kelvion is always available to support customers all around the world.

Media	Investors
Josh Byerly – SVP of Global Communications Moira Duff – Director of External Communications SLB Tel: +1 (713) 375-3407 media@slb.com	James R. McDonald – SVP of Investor Relations & Industry Affairs Joy V. Domingo – Director of Investor Relations SLB Tel:+1 (713) 375-3535 investor-relations@slb.com

Forward-Looking Statements

This press release, as well as other statements we make, contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “outlook,” “expectations,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “scheduled,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, including statements regarding the benefits of the proposed transaction between SLB and Kelvion; the anticipated timing of such transaction; information regarding the businesses of SLB and Kelvion, including expectations regarding outlook and all underlying assumptions; SLB’s and Kelvion’s objectives, plans and strategies; information relating to operating trends in markets where SLB and Kelvion operate; projections of results of operations or of financial condition for SLB and Kelvion; and all other statements other than statements of historical fact that address activities, events or developments that SLB or Kelvion intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, and which may cause SLB’s or Kelvion’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to: the terms and timing of the proposed transaction between SLB and Kelvion; the ability to operate the SLB and Kelvion respective businesses, including business disruptions; difficulties in retaining and hiring key personnel and employees; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction; the ability of SLB and Kelvion to integrate the business successfully and to achieve anticipated synergies and value creation from the proposed transaction; the ability to secure government regulatory approvals on the terms expected, at all or in a timely manner; changing global economic and geopolitical conditions; the results of operations and financial condition of customers and suppliers; general economic, geopolitical, and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; challenges in the supply chain; changes in government regulations and regulatory requirements; and other risks and uncertainties detailed in our most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. Statements in this press release are made as of August 31, 2026, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise.